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Exhibit 7.1 Stock Purchase and Escrow Agreement

3248
                       STOCK PURCHASE AND ESCROW AGREEMENT

         THIS STOCK PURCHASE AND ESCROW AGREEMENT (the "Agreement") is entered into and effective as of November 20, 1996 by and between EFM VENTURE GROUP, INC., a California corporation ("EFM"), COMPLETE SECURITY SERVICE DEFINED BENEFITS PENSION TRUST ("CSS") with EFM and CSS also being collectively referred to herein as the "SELLERS", LARRY A. STOCKETT and his designees collectively referred to herein as "STOCKETT", and HIGHTEC, INC., a Delaware corporation ("HIGHTEC" or the "COMPANY").

                                   1. RECITALS

         This Agreement is entered into with reference to and in contemplation of the following facts, circumstances and representations:

         1. The SELLERS desire to sell a collective total of 6,793,243 shares of common stock of HIGHTEC (the "Shares") to the BUYER and the BUYER desires to purchase said Shares.

         2. There are a total of 7,992,050 shares of the COMPANY's common stock issued and outstanding.

         3.       The COMPANY desires that this transaction be consummated.

         4. The parties hereto agree to the sale, retention and release of the Shares in accordance with the terms and conditions set forth herein in this Agreement.

                         2. SALE AND PURCHASE OF SHARES

         2.1 PURCHASE PRICE: The purchase price for the Shares shall be ONE HUNDRED SIXTY THOUSAND DOLLARS ($160,000.00) and shall be payable in the form of a Promissory Note and as more specifically described below in Paragraph 2.3.

         2.2 ALLOCATION OF PURCHASE PRICE: The purchase price shall be allocated on a pro-rata basis between the SELLERS with EFM selling a total of 3,203,596 of the Shares and CSS selling a total of 3,589,647 of the Shares. Notwithstanding this pro-rata ownership of the Shares, the disposition of the purchase price funds pursuant to Paragraph 3.7 shall be done in accordance with the specific direction of the SELLERS.

         2.3 PROMISSORY NOTE: STOCKETT shall execute a Promissory Note (the "Note") payable to the SELLERS in the form of the attached Exhibit "A". the Note shall be all due and payable in ninety (90) days from the closing of the transaction and shall bear interest at the rate off ten percent (10%) per annum.
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         2.4 PRIVATE SALE ACKNOWLEDGMENT: The parties acknowledge and agree that the sale of the Shares is being undertaken as a private sale pursuant to Section 4 of the Securities Act of 1933, as amended, and is not being transacted via a broker-dealer and/or in the public market place.

         2.5 NATURE OF SHARES: STOCKETT acknowledges and agrees that the Shares are considered "restricted shares" and can only be sold in the public market place in accordance with the conditions and limitations of SEC Rule 144 and only after the expiration of the statutory restricted period.

         2.6 REPRESENTATIONS AND WARRANTIES OF STOCKETT: STOCKETT hereby represents and warrants to SELLERS as follows with respect to its purchase of the Shares:

               1.  That it is financially responsible, able to meet
                    its obligations and acknowledges that this investment will be speculative.

               2.  That it has had experience in the business of
                    investments in one or more of the following:
                    (i) investment experience with securities such
                    as stock and bonds; (ii) ownership of interests
                    in partnerships, new ventures and start-up companies;
                    (iii) experience in business and financial dealings;
                    and that it can protect its own interest in an
                    investment of this nature and does not have an
                    "Investor Representative", as that term is defined
                    in Regulation D of the Securities Act of 1933 and
                    does not need such an Investor Representative.
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               3.   That it is capable of bearing the high degree of economic
                    risks and burdens of this investment, including but not limited to the possibility of complete loss of all its investment capital and the lack of a liquid market, such that it may not be able to liquidate readily the investment whenever desired or at the then current asking price.

               4. That it has had access to the information regarding the financial conditions of the COMPANY, including but not limited to the COMPANY's SEC Form 10-KSB for the fiscal year ending June 30, 1996 and SEC Form
                    10-QSB for the period ending September 30, 1996, and it was able to request copies of such information, ask questions of and receive answers from the COMPANY regarding such information and any other information it desires concerning the Shares, and all such questions have been answered to its full satisfaction.

               5. That at no time was it presented with or solicited by any leaflet, public promotional meeting, circular, newspaper or magazine article, radio or television advertisement or any other form of general advertising.

               6. The Shares are not being purchased with a view to or for the resale or distribution thereof and it has no present plans to enter into any contract, undertaking, agreement or arrangement for such resale or distribution.

         2.7 REPRESENTATIONS AND WARRANTIES OF SELLERS: The SELLERS hereby represent and warrant to STOCKETT as follows with respect to their sale of the
Shares:

               1. That the SELLERS are the owners, beneficially and of record, of all of the Shares free and clear of all liens, encumbrances claims, charges and restrictions.

               2. That the SELLERS have full power to transfer the Shares to STOCKETT without obtaining the consent or approval of any other person or governmental authority.
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               3.   That the Shares are validly authorized and issued, fully
                    paid, and nonassessable, and the Shares have been so issued in full compliance with all federal and state securities laws.

         2.8 REPRESENTATIONS AND WARRANTIES OF COMPANY: The COMPANY hereby represents and warrants to both STOCKETT and the SELLERS as follows with respect to the Shares:

               1. That the Shares are validly authorized and issued by the COMPANY, they are fully paid and non-assessable and that the Shares have been issued in full compliance with all federal and state securities laws.

               2. That the Shares have a restrictive legend imposed thereon identifying them as "restricted shares" which are subject to the conditions and limitations of SEC Rule 144 with respect to the sale of the Shares in the public market place.

               3.  That the COMPANY has not received a notice of any
                    assignment, lien, encumbrance, claim or charges against the Shares.

         2.9 REPRESENTATIONS, WARRANTIES AND COVENANTS OF COMPANY AND STOCKETT:
The COMPANY and STOCKETT collectively and individually hereby represent and warrant to the SELLERS as follows and further agree as follows that until such time as payment for the Shares is made in full:

               1. That they will cause to be filed any and all reports and filings required to be filed by the COMPANY pursuant to
                    Section 13 or 15(d) of the Securities and Exchange Act of 1934.

               2. That any shares to be issued by the COMPANY in addition to the Shares are to be issued for cash only and such issuance shall be supported by a legal opinion from CARMINE J. BUA, ESQ.

               3. That they hereby agree to indemnify the SELLERS, hold them harmless and defend them with respect to any claim, demand, arbitration, litigation or judgment resulting from the issuance of any such additional shares.
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               4.   That the issuance of any additional shares in excess of
                    twenty five percent (25%) of the presently issued and outstanding shares shall require the written consent of the SELLERS.

         2.10 CORPORATE AUTHORITY: The officers or representatives of the corporate parties executing this Agreement represent that they have been authorized to execute this Agreement pursuant to resolutions of their respective Boards of Directors.

         2.11 OPTION TO PURCHASE COMPANY SUBSIDIARY: The COMPANY hereby grants to the SELLERS the option to purchase all of the outstanding and issued shares (the "Navmatic Shares") of its wholly owned subsidiary NAVMATIC CORPORATION, a Nevada corporation ("NAVMATIC") for a total cash price of TEN THOUSAND DOLLARS ($10,000.00). This option shall be exercisable for a period of two (2) years from the close of escrow.

         2.12 DISPOSITION OF NAVMATIC SHARES: The Navmatic Shares are to be delivered to the below described ESCROW HOLDER upon execution of this Agreement. The retention, release and payment for the Navmatic Shares shall be in accordance with the same terms and conditions as set forth below in Paragraphs
3.8 and 3.9.

         2.13 DISPOSITION OF COMPANY SHARES RETAINED BY SELLERS: The SELLERS agree that with respect to those shares of the COMPANY not sold to STOCKETT and retained by the SELLERS (the "Retained Shares") shall be deposited with the ESCROW HOLDER. The Retained Shares shall be subject to an agreement separate and apart from this Agreement which shall limit the amount and timing of the sale of the Retained Shares.

                         3. ESCROW TERMS AND CONDITIONS

         3.1 APPOINTMENT OF ESCROW HOLDER: The SELLERS, STOCKETT and the COMPANY hereby appoint CARMINE J. BUA, ESQ. of San Diego, California as the ESCROW HOLDER for this Agreement.

         3.2 DELIVERY OF SHARES: Upon execution of this Agreement, the SELLERS shall deliver to the ESCROW HOLDER the HIGHTEC share certificates representing the Shares (the "Certificates") along with properly endorsed and signature guaranteed stock powers.
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         3.3 DELIVERY OF NOTE: Further upon execution of this Agreement,
STOCKETT shall deliver to the ESCROW HOLDER the signed Note as described in Exhibit "A".

         3.4 DELIVERY OF OFFICERS AND DIRECTORS RESIGNATIONS: Still further upon execution of this Agreement, the SELLERS and the COMPANY shall cause to be delivered to the ESCROW HOLDER the resignations of all of the present officers and directors of the COMPANY.

         3.5 DISPOSITION OF SHARES: The parties agree that the Shares shall be retained and released by the ESCROW HOLDER in accordance with the following instructions, terms and conditions:

               1. RETENTION OF SHARES: STOCKETT hereby grants a security interest in the Shares for the benefit of the SELLERS and directs the ESCROW HOLDER to retain the Shares as and for the security for the payment of the Note.

               2. VOTING RIGHTS: Notwithstanding the retention of the Shares by the ESCROW HOLDER, STOCKETT shall have all of the voting rights associated with the Shares.

               3. RELEASE OF SHARES: Upon the payment of the purchase price into the Client Trust Account of the ESCROW HOLDER, the Certificates shall be released to STOCKETT.

               4. FAILURE TO PAY NOTE WHEN DUE: In the event STOCKETT fails to pay the Note in full by its due date, then and in that event the SELLERS shall have the sole option to cancel the transaction and direct the ESCROW HOLDER to return their respective Shares. The SELLERS shall have the further sole option to extend the payment due date or otherwise modify the payment terms of the Note.

         3.6 FUNDS FOR PAYMENT OF NOTE: Until such time as the Note is paid in full, STOCKETT and the COMPANY agree that all funds obtained by the COMPANY from the sale of any equity or debt securities, from loans or other financing and from the sale of its products and services (the "Funds") shall be deposited in the Client Trust Account of the ESCROW HOLDER.
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         3.7 DISPOSITION OF FUNDS: Upon receipt of a sufficient amount of the
Funds to pay the principal and accumulated interest on the Note (the "pay-off"), the COMPANY shall direct the ESCROW HOLDER to establish a credit for the benefit of parties to be designated by the COMPANY (the "Payees"). The Payees shall then have the right to direct the application of their credit to the pay-off and the distribution of the remainder, if any, of the Funds.

         3.8 RETENTION OF FUNDS FOR EXERCISE OF OPTION TO PURCHASE NAVMATIC
SHARES: The ESCROW HOLDER is directed to retain $10,000.00 of the Funds which are to be released to the COMPANY in the event the SELLERS exercise their option to purchase the Navmatic Shares. In the event the SELLERS fail to exercise their option, the $10,000.00 is to be released to the STOCKETT.

         3.9 SPECIAL PAYMENT PROVISIONS FOR NAVMATIC SHARES: The ESCROW HOLDER is further directed to retain still an additional portion of the Funds for the benefit of the COMPANY as and for the payment of the unpaid principal and interest of that certain Promissory Note in the principal amount of $5,000.00 payable to the COMPANY by CSS which shall be credited to the purchase price of the Navmatic Shares in the event the SELLERS exercise their option to purchase said shares.

         3.10 PAYMENT OF ESCROW FEES: The SELLERS agree to pay all fees and expenses charged and incurred by the ESCROW HOLDER for the preparation of this Agreement and related documents and in carrying out his duties and obligations pursuant to this Agreement (collectively the "Escrow Fees"). The Escrow Fees are to be paid to the ESCROW HOLDER from the funds deposited with the ESCROW HOLDER pursuant to Paragraph 3.7.

         3.11 OBLIGATIONS OF ESCROW HOLDER: The obligations of the ESCROW HOLDER shall be governed by and subject to the following provisions and conditions:

               1.   The ESCROW HOLDER shall not be required to give
                    security nor shall the ESCROW HOLDER be responsible
                    for the acts, omissions, faults, errors, fraud,
                    failure or misconduct of any agent whom it may
                    reasonably employ in the exercise of the powers
                    conferred upon the ESCROW HOLDER hereunder, nor for
                    any loss occasioned by the acts, omissions, or
                    defaults by the ESCROW HOLDER, unless such acts,
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                    omissions or defaults constitute a breach of trust knowingly and intentionally committed by the ESCROW HOLDER.

               2. The ESCROW HOLDER shall not in any way be bound or affected by any notice of modification or of cancellation of this Agreement unless such notice is in writing and signed by all parties hereto, nor shall the ESCROW HOLDER be bound by any modification hereof unless the same shall be satisfactory to him.

               3. The ESCROW HOLDER may act in reliance upon any document, instrument or signature believed by him to be genuine and the ESCROW HOLDER may assume that any person purporting to give any notice or instruction in accordance with the provisions hereof has been duly authorized to do so.

               4. This Agreement sets forth exclusively the ESCROW HOLDER's duties with respect to any and all matters pertinent hereto. The ESCROW HOLDER shall not be bound by the provisions of any agreement other than the terms of this Agreement.

               5. In the event that the ESCROW HOLDER shall be uncertain as to its duties or rights hereunder, or should it receive instructions, claims or demands from any other parties hereto or from third parties with respect to the Shares held hereunder which, in his opinion, are in conflict with any provisions of this Agreement, it shall be entitled to refrain from taking any action (other than to keep safely the Shares) until it shall be directed or otherwise in writing by all of the parties hereto, and the said third parties, if any, or by final order, or judgment of a court of competent jurisdiction.

               6.   The ESCROW HOLDER shall not be required to institute, defend or intervene in any legal action to enforce the terms and
                    conditions of this Agreement, nor to take any other action until the ESCROW HOLDER has been indemnified to his
                    satisfaction against all expenses and liabilities incurred and to be incurred by the ESCROW HOLDER.
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               7.  The ESCROW HOLDER shall not be liable for anything
                    done or permitted by him to be done in good faith.

         3.12 INDEMNIFICATION OF ESCROW HOLDER: The SELLERS, STOCKETT and the COMPANY jointly and severally, release, indemnify and hold harmless the ESCROW HOLDER from all costs, charges, claims, demands, damages, losses and expenses resulting from the ESCROW HOLDER's compliance in good faith with this Agreement.

                  4. COOPERATION, ARBITRATION, INTERPRETATION,
                         MODIFICATION AND ATTORNEY FEES

         4.1 COOPERATION OF PARTIES: The parties further agree that they will do all things necessary to accomplish and facilitate the purpose of this Agreement and that they will sign and execute any and all documents necessary to bring about and perfect the purposes of this Agreement.

         4.2 ARBITRATION: The parties hereby submit all controversies, claims and matters of difference arising out of this Agreement to arbitration in San Diego, California according to the rules and practices of the American Arbitration Association from time to time in force. This submission and agreement to arbitrate shall be specifically enforceable. The Agreement shall further be governed by the laws of the State of California.

         4.3 INTERPRETATION OF AGREEMENT: The parties agree that should any provision of this Agreement be found to be ambiguous in any way, such ambiguity shall not be resolved by construing such provisions or any part of or the entire Agreement in favor of or against any party herein, but rather by construing the terms of this Agreement fairly and reasonable in accordance with their generally accepted meaning.

         4.4 MODIFICATION OF AGREEMENT: This Agreement may be amended or modified in any way at any time by an instrument in writing stating the manner in which it is amended or modified and signed by each of the parties hereto. Any such writing amending or modifying this Agreement shall be attached to and kept with this Agreement.

         4.5 ATTORNEY FEES: If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of the Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs
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incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

         4.6 ENTIRE AGREEMENT: This Agreement constitutes the entire Agreement and understanding of the parties hereto with respect to the matters herein set forth, and all prior negotiations, writings and understandings relating to the subject matter of this Agreement are merged herein and are superseded and canceled by this Agreement.

         4.7 COUNTERPARTS: This Agreement may be signed in one or more counterparts.

         4.8 FACSIMILE TRANSMISSION SIGNATURES: A signature received pursuant to a facsimile transmission shall be sufficient to bind a party to this Agreement.

                                                         EFM VENTURE GROUP, INC.


DATED: November 20, 1996     BY: /s/   BETTY N. MYERS
                                ___________________________
                                       BETTY N. MYERS
                                       President



                                       COMPLETE SECURITY
                                       SERVICE DEFINED BENEFITS
                                       PENSION TRUST



DATED: November 20, 1996     BY: /s/   MALCOLM D. CAMPBELL
                                ___________________________
                                       MALCOLM D. CAMPBELL
                                       Trustee
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DATED: November 20, 1996            /s/   LARRY STOCKETT
                                    ___________________________
                                          LARRY STOCKETT

                                          HIGHTEC, INC.


DATED: November 20, 1996     BY:    /s/   MALCOLM D. CAMPBELL
                                    ___________________________
                                          MALCOLM D. CAMPBELL
                                          President



                           ACCEPTANCE BY ESCROW HOLDER

         I, CARMINE J. BUA, III, ESQ., do hereby accept this appointment as ESCROW HOLDER herein and agree to abide by the terms and directions set forth in this Agreement.

                                                 ESCROW HOLDER



DATED: November 20, 1996            /s/   CARMINE J. BUA, III
                                    __________________________
                                          CARMINE J. BUA, III